This page being
FINANCIAL INFORMATION (Cont. from Screen 33)     Pru Jennison 20/20
filed for series 1.


EXPENSES (Negative answers are allowed
For the period covered by this form

on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $    0

   Z) Net investment income ------------------------------ $0

  AA) Realized capital gains ----------------------- $0

  BB) Realized capital losses ---------------------- $0

  CC) 1. Net unrealized appreciation during the period --- $0

2. Net unrealized depreciation during the period --- $0

  DD) 1. Total income dividends for which record date passed during the period ------------------------ $0

2. Dividends for a second class of open-end company shares -----------------------------------$0

  EE) Total capital gains distributions for which
record date passed during the period --------------- $ 0
73. Distributions per share for which record date passed during the period:
 NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $ 0.00, 0.00
"2. Dividends for a second class of open-end
    company shares ------------$0.00, 0.00, 0.00, 0.00
   B) Distribution of capital gains ---------------$   0.00
   C) Other distributions --------------------------------- $   0.00
SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 5.
   Condensed balance sheet data:  As of the end of
current reporting period (000's
omitted except for per share amounts
and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $  0
   P) Amounts owed to affiliated persons --------------------------$  0
   Q) Senior long-term debt ---------------------------------------$  0
   R) Other liabilities:1. Reverse repurchase agreements --------- $  0
2. Short sales --------------------------- $  0
3. Written options ----------------------- $  0
4. All other liabilities ----------------- $  0

   S) Senior equity -----------------------------------------------$  0
   T) Net assets of common shareholders ---------------------------$  0
   U) 1. Number of shares outstanding -----------------------------$   0
2. Number of shares outstanding of a second class of shares
   of open-end company ---------------------------------------  0
  " V) 1. Net asset value per share(to nearest cent)$17.26, 14.16
 "2. Net asset value per share of a second class of open-end company shares (to nearest cent)$14.17, 18.48, 16.77, 18.38
   W) Mark-to-market net asset value per share
for money market funds only (to 4 decimals) -----------------$   0.0000
   X) Total number of shareholder accounts ------------------------$  0
   Y) Total value of assets in segregated accounts ----------------$ 0 SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide
"adequate space for responding to Items 73A 1&2 and 74V1&2 correctly, " the correct answers are as above.